EXHIBIT 7

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                           AMAZING SAVINGS HOLDING LLC

                                       AND

                              ODD JOB STORES, INC.

                                 -------------

                          Dated as of November 14, 2003

                                TABLE OF CONTENTS


                                                                                                                         PAGE


Article I            DEFINITIONS..........................................................................................1

           1.1       Certain Definitions..................................................................................1

           1.2       Terms Defined Elsewhere in this Agreement............................................................4

           1.3       Other Definitional and Interpretive Matters..........................................................6

Article II           PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES...............................................7

           2.1       Purchase and Sale of Assets..........................................................................7

           2.2       Excluded Assets......................................................................................8

           2.3       Assumption of Liabilities............................................................................8

           2.4       Excluded Liabilities.................................................................................9

           2.5       Further Conveyances and Assumptions; Consent of Third Parties........................................9

           2.6       Bulk Sales Laws.....................................................................................10

Article III          CONSIDERATION.......................................................................................10

           3.1       Consideration.......................................................................................10

           3.2       Payment of Purchase Price...........................................................................11

Article IV           CLOSING ............................................................................................11

           4.1       Closing Date........................................................................................11

           4.2       Seller Closing Documents............................................................................11

           4.3       Purchaser Closing Documents.........................................................................11

Article V            REPRESENTATIONS AND WARRANTIES OF SELLER............................................................11

           5.1       Organization........................................................................................11

           5.2       Capitalization......................................................................................13

           5.3       Authority...........................................................................................13

           5.4       Consents and Approvals; No Violations...............................................................13

           5.5       Financial Statements................................................................................14

           5.6       Absence of Certain Changes or Events................................................................15

           5.7       Legal Proceedings...................................................................................16

           5.8       Compliance With Applicable Law; Permits.............................................................16

           5.9       Contracts...........................................................................................16

           5.10      Tax Matters.........................................................................................17


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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                        PAGE

           5.11      Employee Benefits and Labor Matters.................................................................18

           5.12      Environmental and Health and Safety Matters.........................................................21

           5.13      Properties; Real Estate; Intellectual Property......................................................22

           5.14      Finders or Brokers..................................................................................24

           5.15      Investment..........................................................................................25

           5.16      Purchased Assets....................................................................................25

Article VI           REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................25

           6.1       Organization........................................................................................25

           6.2       Capitalization......................................................................................26

           6.3       Authority...........................................................................................27

           6.4       Consents and Approvals; No Violations...............................................................27

           6.5       SEC Documents; Undisclosed Liabilities..............................................................28

           6.6       Absence of Certain Changes or Events................................................................29

           6.7       Legal Proceedings...................................................................................30

           6.8       Compliance With Applicable Law; Permits.............................................................30

           6.9       Contracts...........................................................................................30

           6.10      Tax Matters.........................................................................................31

           6.11      Employee Benefits and Labor Matters.................................................................33

           6.12      Environmental and Health and Safety Matters.........................................................36

           6.13      Properties; Real Estate; Intellectual Property......................................................37

           6.14      Opinion of Financial Advisor........................................................................40

           6.15      Finders or Brokers..................................................................................40

Article VII          MISCELLANEOUS.......................................................................................40

           7.1       Payment of Sales, Use or Similar Taxes..............................................................40

           7.2       Expenses............................................................................................41

           7.3       Submission to Jurisdiction; Consent to Service of Process; Arbitration..............................41

           7.4       Entire Agreement; Amendments and Waivers............................................................42

           7.5       Governing Law.......................................................................................42

           7.6       Notices.............................................................................................42

           7.7       Severability........................................................................................43

           7.8       Binding Effect; Assignment..........................................................................44

           7.9       Counterparts........................................................................................44


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                            ASSET PURCHASE AGREEMENT


               ASSET PURCHASE AGREEMENT, dated as of November 14, 2003 (the "Agreement"), between Amazing Savings Holding LLC, a Delaware limited liability company ("Seller"), and Odd Job Stores, Inc., an Ohio corporation ("Purchaser").

                              W I T N E S S E T H:

               WHEREAS, Seller and its Subsidiaries presently conduct the Business;

               WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Seller, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein;

               WHEREAS, contemporaneously with the execution of this Agreement, OJSAC, Inc, a Delaware corporation ("OJSAC") is entering into a merger agreement with Purchaser (the "OJSAC Merger"), and the transaction contemplated by this Agreement will be consummated as soon as practicable following the consummation of the OJSAC Merger contemplated by such merger agreement;

               WHEREAS, the transaction contemplated by this Agreement is governed by Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

               WHEREAS, contemporaneously with the execution of this Agreement, Seller and Purchaser are entering into a registration rights agreement and an indemnification agreement; and

               WHEREAS, certain terms used in this Agreement are defined in
Section 1.1;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               1.1 Certain Definitions.

               For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

               "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

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               "Business" means the business of Seller and its Subsidiaries, which consists of operating retail stores in the locations listed on Schedule
1.1 hereto.

               "Business Day" means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

               "Contract" means any written contract, indenture, note, bond, lease or other agreement.

               "Documents" means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials, in each case whether or not in electronic form.

               "Employee" means all individuals, as of the date hereof, who are employed by Seller or its Subsidiaries together with individuals who are hired after the date hereof and prior to the Closing.

               "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law currently in effect relating to the protection of human health and safety or the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.) the Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.), and the regulations promulgated pursuant thereto.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

               "Furniture and Equipment" means all furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by Seller, including all artwork, desks, chairs, tables, Hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.

               "GAAP" means generally accepted accounting principles in the United States as of the date hereof.

               "Governmental Entity" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

               "Hardware" means any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.

               "Indemnification Agreement" means the indemnification agreement, of even date herewith, between Seller and Purchaser.

               "IRS" means the Internal Revenue Service.

               "Knowledge" of any Person that is not an individual means, with respect to any matter in question, the knowledge after due inquiry of such Person's executive officers.

               "Law" means any foreign, federal, state, local law, statute, code, ordinance, rule or regulation.

               "Legal Proceeding" means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Entity.

               "Liability" means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), and including all costs and expenses relating thereto.

               "Merger Agreement" means the merger agreement, of even date herewith, by and among Seller, OJSAC and Purchaser.

               "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity.

               "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Business consistent with past practices.

               "Permits" means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Entity.

               "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings provided an appropriate reserve is established therefor; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Entity provided that such regulations have not been violated; (v) liens securing debt as disclosed in the Financial Statements; (vi) title of a lessor under a capital or operating lease; and (vii) such other imperfections in title, charges, easements, restrictions and encumbrances which would not result in a Seller Material Adverse Effect.

               "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

               "Products" means any and all products developed, manufactured, marketed or sold by Seller and its Subsidiaries, whether work in progress or in final form.

               "Purchased Contracts" means all Contracts related to the Purchased Assets.

               "Purchased Intellectual Property" means all intellectual property rights owned by Seller or used by Seller, and arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, "Patents"), (ii) all trademarks, service marks, trade names, service names, brand names, all trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, "Marks"), (iii) copyrights and registrations and applications therefor and works of authorship, and mask work rights, (collectively, "Copyrights") and (iv) all Software and Technology of Seller.

               "Registration Rights Agreement" means the registration rights agreement, of even date herewith, between Seller and Purchaser.

               "Software" means, except to the extent generally available for purchase from a third Person, any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

               "Stock Plan" means Purchaser's 1996 Stock Option Plan, as amended in 2002.

               "Subsidiaries" means the subsidiaries of Seller listed on
Schedule 5.1(b) and Schedule 5.2(b).

               "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used by Seller or its Subsidiaries.

               "WARN" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended.


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               1.2 Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:


       Term                                                      Section
       ----                                                      -------
       AAA                                                       7.3(b)
       Agreement                                                 Recitals
       Assumed Liabilities                                       2.3
       Balance Sheet Date                                        6.5(d)
       Bankruptcy and Equity Exception                           5.3
       Closing                                                   4.1
       Closing Date                                              4.1
       COBRA                                                     6.11(m)
       Copyrights                                                1.1 (in Purchased Intellectual Property definition)
       Employee Benefit Plans                                    5.11(a)
       Employees                                                 6.11(a)
       ERISA                                                     6.11(a)
       ERISA Affiliate                                           6.11(a)
       Excluded Assets                                           2.2
       Excluded Liabilities                                      2.4
       Fairness Opinion                                          6.14
       Filed SEC Documents                                       6.6
       Financial Statements                                      5.5(a)
       Intellectual Property                                     6.13(c)
       Laws                                                      6.8
       Leased Real Property                                      6.13(b)(iii)
       Liens                                                     5.2(b),
       Marks                                                     1.1 (in Purchased Intellectual Property definition)
       Material Contract                                         6.9(a)
       Multiemployer Plans                                       6.11(a)
       Multiple Employer Plans                                   6.11(a)
       Nonassignable Assets                                      2.5(b)
       Operating Agreement                                       5.1(c)
       Patents                                                   1.1 (in Purchased Intellectual Property definition)
       Permits                                                   6.8
       Purchased Assets                                          2.1
       Purchase Price                                            3.1
       Purchaser                                                 Recitals
       Purchaser Charter Documents                               6.1(c)
       Purchaser Disclosure Schedule                             6.1(b)
       Purchaser Intellectual Property                           6.13(c)
       Purchaser Material Adverse Effect                         6.1(a)
       Purchaser Plans                                           6.11(a),
       Purchaser Preferred Stock                                 6.2(a)
       Real Property Lease                                       6.13(a)
       Real Property Lease Documentation                         6.13(a)
       SEC Documents                                             6.5(a)
       Securities Act                                            5.2(b),
       Seller                                                    Recitals


                                       5
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       Term                                                      Section
       ----                                                      -------
       Seller Balance Sheet                                      5.5(a)
       Seller Balance Sheet Date                                 5.5(a)
       Seller Disclosure Schedule                                5.1(b)
       Seller Employees                                          5.11(a)
       Seller Intellectual Property                              5.13(c)
       Seller Leased Real Property                               5.13(b)(iii)
       Seller Material Adverse Effect                            5.1(a)
       Seller Material Contract                                  5.9(a)
       Seller Plans                                              5.11(a)
       Seller Real Property Lease                                5.13(a)
       Seller Real Property Lease Documentation                  5.13(a)
       Seller Sublease                                           5.13(a)
       Seller Subsidiary Documents                               5.1(c)
       Seller Tenant                                             5.13(b)(iii)
       Sublease                                                  6.13(a)
       Subsidiary Documents                                      6.1(c)
       Taxes                                                     6.10(l)
       Tenant                                                    6.13(b)(iii)
       Title IV Plans                                            6.11(a)
       WARN                                                      6.11(r)


               1.3 Other Definitional and Interpretive Matters.

               (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

               Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

               Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

               Exhibits/Schedules. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

               Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

               Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.


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
               Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

               Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

               (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE II

             PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

               2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser all of Seller's right, title and interest in, to and under the Purchased Assets free and clear of all Liens except Permitted Exceptions. "Purchased Assets" shall mean all assets, property, interests, and rights of every kind and nature of Seller, as of the Closing, whether or not specifically referred to in this Agreement or in the Schedules hereto, except for the Excluded Assets and including, without limitation, the following assets of Seller:

               (a) all cash, cash equivalents, bank deposits or similar cash items, bank accounts and accounts receivable of Seller;

               (b) all inventory;

               (c) all deposits (including customer deposits and security deposits for rent, electricity, telephone or otherwise) and prepaid charges and expenses of Seller;

               (d) all rights of Seller and the Subsidiaries under each Owned Property and Seller Real Property Lease, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

               (e) the Furniture and Equipment;

               (f) the Purchased Intellectual Property;

               (g) the Purchased Contracts;


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
               (h) all Documents of Seller, including Documents relating to Products, services, marketing, advertising, promotional materials, Purchased Intellectual Property, personnel files for Transferred Employees and all files, customer files and documents (including credit information), supplier lists, records, literature and correspondence, whether or not physically located on any of the premises referred to in clause (d) above;

               (i) all Permits;

               (j) all supplies owned by Seller;

               (k) all rights of Seller under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with employees and agents of Seller or with third parties;

               (l) all rights of Seller and its Subsidiaries under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to Products sold, or services provided, to Seller and its Subsidiaries or to the extent affecting any Purchased Assets;

               (m) all of Seller's memberships interests in the Subsidiaries;
and

               (n) all goodwill and other intangible assets associated with the Business or the Purchased Assets, including customer and supplier lists and the goodwill associated with the Purchased Intellectual Property.

               2.2 Excluded Assets. Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser, and Seller shall retain all right, title and interest to, in and under the Excluded Assets. "Excluded Assets" shall mean the following assets:

               (a) Seller's membership interest in MDC Owner LLC, a New York limited liability company; and

               (b) a 7.1429% membership interest in Distribution Center Acquisition, LLC, a New Jersey limited liability company.

               2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall assume, effective as of the Closing, and shall timely perform and discharge in accordance with their respective terms, all Liabilities, other than Excluded Liabilities, of Seller (collectively, the "Assumed Liabilities"), including, without limitation:

               (a) all Liabilities of Seller under the Purchased Contracts;

               (b) all Liabilities arising out of, relating to or with respect to (i) the employment or performance of services, or termination of employment or services by Seller of any individual on or before the Closing Date, (ii) workers' compensation claims against Seller that relate to the period ending on the Closing Date, irrespective of whether such claims are made prior to or after the Closing or (iii) any Employee Plan;

               (c) Liabilities arising from the sale of Products pursuant to product warranties, product returns and rebates;

               (d) accounts payable existing on the Closing Date (including, for the avoidance of doubt, (i) invoiced accounts payable and (ii) accrued but uninvoiced accounts payable);

               (e) all transfer taxes and all other similar Taxes applicable to the transfer of the Purchased Assets pursuant to this Agreement;

               (f) all other Liabilities with respect to the Business or the Purchased Assets arising after the Closing; and

               (g) all Liabilities relating to amounts required to be paid by Purchaser hereunder.

               2.4 Excluded Liabilities. Purchaser will not assume or be liable for any Excluded Liabilities. "Excluded Liabilities" shall mean:

               (a) except as otherwise provided in Section 2.3(e), all Liabilities for Taxes for all taxable periods (or portions thereof) ending on or prior to (or, to the extent attributable to the portion of such period ending on the Closing Date, including) the Closing Date, in the case of Taxes relating to the Purchased Assets;

               (b) all Liabilities relating to amounts required to be paid by Seller hereunder; and

               (c) all Liabilities relating to the Excluded Assets, if any.

               2.5 Further Conveyances and Assumptions; Consent of Third
Parties.

               (a) From time to time following the Closing, Seller and Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Purchaser under this Agreement and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement, and to otherwise make effective the transactions contemplated hereby and thereby.

               (b) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Entity or is cancelable by a third party in the event of an assignment ("Nonassignable Assets") unless and until such consent shall have been obtained. With respect to Contracts or Permits, Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to cooperate with Purchaser at its request for up to 180 days following the Closing Date in endeavoring to obtain such consents promptly; provided, however, that such efforts shall not require Seller or any of its Affiliates to incur any expenses or Liabilities or provide any financial accommodation or to remain secondarily or contingently liable for any Assumed Liability to obtain any such consent. Purchaser and Seller shall use their respective commercially reasonable efforts to obtain, or cause to be obtained, any consent, substitution, approval or amendment required to novate all Liabilities under any and all Purchased Contracts or other Liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Purchaser shall be solely responsible for such Liabilities. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, such Nonassignable Assets shall be held, as of and from the Closing Date, by Seller or the applicable Affiliate of Seller in trust for Purchaser and the covenants and obligations thereunder shall be performed by Purchaser in Seller's or such Affiliate's name and all benefits and obligations existing thereunder shall be for Purchaser's account. Seller shall take or cause to be taken at Purchaser's expense such actions in its name or otherwise as Purchaser may reasonably request so as to provide Purchaser with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Affiliate of Seller shall promptly pay over to Purchaser all money or other consideration received by it in respect of all Nonassignable Assets. As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Purchaser, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Purchaser's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Purchaser its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto, and Purchaser agrees to indemnify and hold Seller and its Affiliates, agents, successors and assigns harmless from and against any and all Liabilities and Losses based upon, arising out of or relating to Purchaser's performance of, or failure to perform, such obligations under the Nonassignable Assets, except where such Liabilities and Losses are due to the gross negligence or willful misconduct of Seller or any Affiliate of Seller.

               2.6 Bulk Sales Laws. Purchaser hereby waives compliance by Seller and its Subsidiaries with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser.

                                  ARTICLE III

                                  CONSIDERATION

               3.1 Consideration. The aggregate consideration for the Purchased Assets shall be (a) 5,200,000 shares of Purchaser Common Stock (the "Purchase Price") and (b) the assumption of the Assumed Liabilities. Each certificate representing shares of Purchaser Common Stock received by Seller shall be stamped with legends in substantially the following form:

               "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be transferred, sold or otherwise disposed of in the absence of such registration or an exemption therefrom under such Act and applicable state securities laws."

               3.2 Payment of Purchase Price. On the Closing Date, Purchaser shall issue stock certificates representing the Purchase Price to the Seller.

                                   ARTICLE IV

                                     CLOSING

               4.1 Closing Date. The closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in
Article II hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 as soon as practicable following the consummation of the OJSAC Merger, which is currently contemplated to close at 10:00 a.m. (New York City time) on November 14, 2003. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date."

               4.2 Seller Closing Documents. At the Closing, Seller will deliver or cause to be delivered the following:

               (a) A duly executed bill of sale and Assignment and Assumption Agreement regarding the Purchased Assets and Purchaser's assumption of the Assumed Liabilities; and

               (b) duly executed Assignment and Assumption of Membership Interest Agreements regarding all of Seller's membership interests in the Subsidiaries.

               4.3 Purchaser Closing Documents. At the Closing, Purchaser will deliver or cause to be delivered the following:

               (a) A duly executed bill of sale and Assignment and Assumption Agreement regarding the Purchased Assets and Purchaser's assumption of the Assumed Liabilities;

               (b) a copy of the Fairness Opinion (as hereinafter defined); and

               (c) stock certificates representing 5,200,000 shares of Purchaser Common Stock, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Seller hereby represents and warrants to Purchaser that:

               5.1 Organization.

               (a) Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite limited liability company power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. For purposes of this agreement, a "Seller Material Adverse Effect" shall mean (i) a state of facts, effect, event, change or occurrence which has or would reasonably be expected to have a material adverse effect on the business, operations, financial condition, assets or liabilities of Seller and its Subsidiaries taken as a whole, it being understood that such events may include the commencement of any action, proceeding or litigation that would or that is reasonably likely to result in (A) liability to Seller that would have a material adverse effect on its business, operations or financial condition or (B) the imposition of material limitations on the ability of Purchaser effectively to exercise full rights of ownership or operation of all or any material portion of the businesses and assets of Seller and its Subsidiaries taken as a whole; provided, however, that a "Seller Material Adverse Effect" shall not include any change, effect, event or occurrence (i) relating to the economy or capital or securities markets of the United States or any other region in general, including changes in the general retail environment, (ii) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof or (iii) relating to geopolitical events (including war or acts of terrorism, other than such acts that actually damage or destroy property of or premises leased by Seller).

               (b) Set forth in Section 5.1(b) of the disclosure schedule of Seller delivered to Purchaser concurrently herewith (the "Seller Disclosure Schedule") is a list of all of the 100% owned subsidiaries of Seller together with the jurisdiction of organization of each such subsidiary. Except for the Subsidiaries of Seller, Seller does not own any capital stock or ownership interests, directly or indirectly, in any other entities other than MDC Owner LLC and Distribution Center Acquisition LLC. Each of the Subsidiaries is a limited liability company or entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Seller's Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, an Seller Material Adverse Effect.

(c) Seller has heretofore made available to Purchaser a complete and correct copy of its limited liability company agreement as amended to date (the "Operating Agreement") and complete and correct copies of the articles of organization and operating agreements and by-laws (or equivalent organizational documents) of each of the Subsidiaries as amended to date (the "Seller Subsidiary Documents"). The Operating Agreement and Seller Subsidiary Documents are in full force and effect and neither Seller nor any of the Subsidiaries is in violation of any of the provisions of the Operating Agreement or the Seller Subsidiary Documents.

               5.2 Capitalization.

               (a) Except as specified in the Operating Agreement, (i) Seller has no limited liability company interests reserved for issuance and no obligation to admit any other person as a member and (ii) there are no other membership interests outstanding.

               (b) (i) Except as set forth in Section 5.2(b) of the Seller Disclosure Schedule, Seller owns, directly or indirectly, all of the issued and outstanding membership interests of each of the Subsidiaries, free and clear of any liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the "blue sky" Laws of the various States of the United States) ("Liens"), and all of such membership interests are duly authorized and validly issued and are fully paid and nonassessable, and (ii) none of Seller or any of the Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any membership interests of any Subsidiary.

               (c) Except as set forth in Section 5.2(c) of the Seller Disclosure Schedule, there are no outstanding obligations of Seller or any of the Subsidiaries to repurchase, redeem or otherwise acquire any membership interests (or any options, warrants or other rights to acquire any membership interests) of Seller or any of the Subsidiaries.

               5.3 Authority. Seller has all necessary limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement, and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized and approved by its Managing Member and no other action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery hereof by Purchaser, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar Laws of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (together, the "Bankruptcy and Equity Exception").

               5.4 Consents and Approvals; No Violations.

               (a) No consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary in connection with the execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated hereby other than consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Seller Material Adverse Effect.

               (b) Neither the execution and delivery of this Agreement by Seller, nor compliance by Seller with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Operating Agreement or any of the Seller Subsidiary Documents or (ii) (x) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to the Business of Seller or any of its Subsidiaries or any of their respective properties or assets, or (y) except as set forth on Section 5.4(b) of the Seller Disclosure
Schedule violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Seller or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, Permit, lease, agreement or other instrument or obligation to which Seller or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause
(ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, reasonably be expected to have an Seller Material Adverse Effect.

               5.5 Financial Statements.

               (a) Seller has delivered to Purchaser copies of (i) the audited consolidated balance sheets of Seller and the Subsidiaries and Amazing Savings/J.B.S. Liquidators, Inc., a New York corporation ("ASJBL"), as applicable, as at December 31, 2000, 2001 and 2002 and the related audited consolidated statements of income and of cash flows of Seller and its Subsidiaries and ASJBL, as applicable, for the years then ended and (ii) the unaudited consolidated balance sheets of Seller and its Subsidiaries as at June 30, 2003 and June 30, 2002 and the related consolidated statements of income and cash flows of Seller and the Subsidiaries for the six month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied without modification of the accounting principles used in the preparation thereof throughout the periods presented and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of Seller and the Subsidiaries as at the dates and for the periods indicated.

               For the purposes hereof, the unaudited consolidated balance sheet of Seller and its Subsidiaries as at June 30, 2003 is referred to as the "Seller Balance Sheet" and June 30, 2003 is referred to as the "Seller Balance Sheet Date."

               (b) Seller and its Subsidiaries make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their respective assets. Seller and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

               (c) Neither Seller nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of Seller prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent set forth on Seller Balance Sheet, (ii) incurred after the Seller Balance Sheet Date in the ordinary course of business consistent with past practice, as have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, (iii) incurred after the Seller Balance Sheet Date in connection with negotiating this Agreement and a reasonable estimate of which is set forth in Section 5.5(c) of the Seller Disclosure Schedule, (iv) relating to the lease dated September 30, 2002 between BPW/Howell Associates, LLC and Amazing Savings of Howell, L.L.C. relating to space at Howell Commons, Howell, New Jersey (the "Howell Lease") and (v) incurred after the Seller Balance Sheet Date not in the ordinary course that are in the aggregate, immaterial in amount.

               5.6 Absence of Certain Changes or Events. Except as set forth in
Section 5.6 of the Seller Disclosure Schedule, since June 30, 2003, Seller and the Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice, and there has not occurred any: (a) event or change that has had or would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, (b) sale or other disposition of or pledge or other encumbrance upon a material amount of property or other assets or any Seller Real Property Lease as defined in Section 5.12 herein of Seller or any of the Subsidiaries, except sales of inventory in the ordinary course of business consistent with past practice, (c) change in financial or Tax accounting methods, principles or practices by Seller or the Subsidiaries, except insofar as may have been required by a change in GAAP or applicable Law, (d) material Tax election inconsistent with past practices or the settlement or compromise of any material Tax liability, (e) damage, destruction or loss of any material asset of Seller or any of the Subsidiaries which materially affects the use or value thereof or a material part of any improvement leased by Seller or any of the Subsidiaries pursuant to the Seller Real Property Lease and which damage, destruction or loss is not covered by insurance, subject to reasonable deductible limits (it being agreed that the existence, level and coverage of insurance, if any, shall be taken into account but shall not be determinative for purposes of determining whether any damage, destruction or loss is material or would result in an Seller Material Adverse Effect), (f) grant by Seller or any of the Subsidiaries to any officer of any increase in compensation, except as was required under any employment agreements set forth on Section 5.6(f) of the Seller Disclosure Schedule, copies of which have been made available to Purchaser, or any granting by Seller or any of the Subsidiaries to any employee of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice, (g) grant by Seller or any of the Subsidiaries to any officer of any increase in (or acceleration of vesting or payment of) severance or termination pay, except as was required under any employment, severance or termination agreements set forth on Section 5.6(g) of the Seller Disclosure Schedule, copies of which have been made available to Purchaser, or any grant by Seller or any of the Subsidiaries to any employee other than an officer of any increase in (or acceleration of vesting or payment of) severance or termination pay, except in the ordinary course of business consistent with past practice, (h) entry by Seller or any of the Subsidiaries into any (or amendment of any existing) employment, severance or termination agreement with any officer, (i) establishment, adoption, amendment or modification of, or increase of benefits under, any plan that would constitute a Seller Savings Plan (as hereinafter defined), and (j) distributions to Seller's members.

               5.7 Legal Proceedings. Except as set forth on Section 5.7 of the Seller Disclosure Schedule, there is no pending or, to the knowledge of Seller, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, Seller or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the knowledge of Seller, threatened to be imposed) upon Seller, any of its Subsidiaries or the assets of Seller or any of its Subsidiaries by any Governmental Entity, that has had or would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

               5.8 Compliance With Applicable Law; Permits. Seller and its Subsidiaries are (and since January 1, 2003 have been) in compliance with all Laws applicable to Seller or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations, except for such non-compliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Seller and each of its Subsidiaries hold all Permits necessary for the lawful conduct of their respective businesses, except where the failure to hold the same has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Seller and its Subsidiaries are (and since January 1, 2003 have been) in compliance with the terms of all Permits, except for such non-compliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

               5.9 Contracts.

               (a) Set forth in Section 5.9(a) of the Seller Disclosure Schedule is a list of each (i) contract or agreement that purports to limit, curtail or restrict the ability of Seller or any of its affiliates to compete in any geographic area or line of business, (ii) partnership or joint venture agreement, (iii) contract or agreement for the acquisition, sale or lease of material properties or assets other than inventory (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2002, (iv) agreement with any Governmental Entity, (v) loan or credit agreement, mortgage, indenture, note or other agreement or instrument evidencing indebtedness for borrowed money by Seller or any of its Subsidiaries or any agreement or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by Seller or any of its Subsidiaries, (vi) voting agreement or registration rights agreement, (vii) executory supply contract, other executory agreement or brokerage agreement of Seller or any Subsidiary of Seller (including for the purchase of inventory) that involves consideration in excess of $100,000 and which contract or agreement is not terminable by Seller without a penalty, (viii) other executory contract or agreement involving consideration in excess of $100,000 not terminable by Seller without a penalty, (ix) collective bargaining agreement, (x) "standstill" or similar agreement, (xi) (A) product design or development agreement, (B) employment or consulting agreement,

(C) indemnification contract, (D) license or royalty agreement, (E) merchandising, sales representative or distribution agreement or (F) contract granting a right of first refusal or first negotiation, (xii) other contracts or agreements that individually are material to the operations or Business of Sellers or any Subsidiary taken as a whole, and (xiii) commitment or agreement to enter into any of the foregoing (the contracts, agreements and other documents required to be listed on Section 5.9(a) of the Seller Disclosure Schedule, each an "Seller Material Contract"). Seller has heretofore made available to Purchaser true and complete copies of each Seller Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material "side letters" and similar documentation relating thereto.

               (b) Each of the Seller Material Contracts is enforceable in accordance with its terms by Seller and its Subsidiaries party thereto, except that such enforceability is subject to the Bankruptcy and Equity Exception. Neither Seller nor any of its Subsidiaries is in default under any Seller Material Contract, nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by Seller and its Subsidiaries party thereto, except for such defaults as have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. To the Knowledge of Seller, no other party to any Seller Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Except as separately identified in Section 5.9(b) of the Seller Disclosure Schedule, no approval or consent of any Person is needed in order that any Seller Material Contract continue in full force and effect following the consummation of this Agreement.

               5.10 Tax Matters.

               (a) Each of Seller and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All material Taxes shown to be due on such Tax Returns, or otherwise required to be paid by Seller or its Subsidiaries, have been timely paid.

               (b) No deficiency with respect to Taxes has been proposed, asserted or assessed against Seller or any of its Subsidiaries.

               (c) Neither Seller nor any of its Subsidiaries has any obligation to make any payment under any agreement (either with any Person or any taxing authority) with respect to Taxes.

               (d) Except as set forth on Section 5.10(d) of the Seller Disclosure Schedule, no audit or other administrative or court proceedings are pending with any Governmental Entity with respect to Taxes of Seller or any of its Subsidiaries and no written notice thereof has been received. No issue has been raised by any taxing authority in any presently pending Tax audit that could be material and adverse to Seller or any of its Subsidiaries for any period after the Closing Date. Neither Seller nor any of its Subsidiaries has any outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of Taxes.

               (e) No claim has been made by a taxing authority in a jurisdiction where Seller or a Subsidiary of Seller does not file a Tax Return that Seller or a Subsidiary of Seller is or may be subject to taxation in that jurisdiction.

               (f) Seller has made available to Purchaser true and complete copies of (i) all income and franchise Tax Returns of Seller and its Subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of Seller or any Subsidiary of Seller.

               (g) No Liens for Taxes exist with respect to any assets or properties of Seller or any of its Subsidiaries except for Liens for Taxes not yet due and payable or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings provided an appropriate reserve is established therefor.

               (h) All material Taxes required to be withheld by Seller or any of its Subsidiaries have been withheld and duly and timely paid to the proper taxing authority.

               (i) Neither Seller nor any of its Subsidiaries is a foreign person within the meaning of Section 1445 of the Code.

               (j) None of the Purchased Assets are (A) tax exempt use property under Code Section 168(h); (B) tax-exempt bond financed property under Code
Section 168(g); (C) limited use property under Revenue Procedure 2001-28; (D) treated as owned by any other person under Code Section 168; (E) located in a country outside the country of incorporation of the Seller or its Subsidiaries; or (F) shares in a passive foreign investment company, controlled foreign corporation or foreign investment company. Seller is not obligated in connection with the Purchased Assets to pay the taxes of another person by contract or otherwise.

               5.11 Employee Benefits and Labor Matters.

               (a) Section 5.11(a) of the Seller Disclosure Schedule sets forth a true and complete list of: all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including bonus plans, employment, consulting or other compensation agreements, collective bargaining agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained by Seller or any of its Subsidiaries or to which Seller or any of its Subsidiaries contributed or is obligated to contribute thereunder for current or former employees of Seller or any of its Subsidiaries (the "Seller Employees") (the "Seller Plans"). Neither Seller nor any of its Affiliates and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") or to which Seller or any ERISA Affiliate contributed or has ever been obligated to contribute thereunder within the last six years maintains, sponsors, contributes or is or has been obligated to contribute to any Title IV Plans or to any Multiemployer Plan, or is or has been subject to Multiple Employer Plans.

               (b) True, current and complete copies of the following documents, with respect to each of the Seller Plans, have been made available or delivered to Purchaser by Seller, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, insurance contracts or other funding arrangements, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; (v) written communications to employees relating to the Seller Plans; and (vi) written descriptions of all non-written agreements relating to the Seller Plans.

               (c) Except as set forth on Section 5.11(c) of the Seller Disclosure Schedule, the Seller Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither Seller nor any "party in interest" or "disqualified person" with respect to the Seller Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Seller Plan.

               (d) The Seller Plans intended to qualify under Section 401 of the Code are so qualified and any trusts intended to be exempt from federal income taxation under Section 501 of the Code are so exempt, and nothing has occurred with respect to the operation of the Seller Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

               (e) Each Seller Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements.

               (f) Section 5.11(f) of the Seller Disclosure Schedule sets forth, on a plan by plan basis, the present value of benefits payable presently or in the future to present or former employees of Seller or any Subsidiary of Seller under each unfunded Seller Plan, which is a "pension plan" (within the meaning of Section 3(2) of ERISA).

               (g) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Seller Plans (including workers compensation) or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension). No accumulated funding deficiencies exist in any of the Seller Plans subject to Section 412 of the Code.

               (h) No liability under any Seller Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

               (i) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Seller Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Seller Plans with respect to the operation of such plans (other than routine benefit claims), nor, to the knowledge of Seller, are there facts which could form the basis for any such claim or lawsuit.

               (j) There is no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Seller Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Seller Plans.

               (k) All amendments and actions required to bring the Seller Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the date hereof.

               (l) Any bonding required with respect to the Seller Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

               (m) None of the Seller Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under COBRA, and at the expense of the participant or the participant's beneficiary. Each of Seller and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

               (n) Except as set forth on Section 5.11(n) of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of Seller or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Seller Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

               (o) Seller has no contract, plan or commitment, whether legally binding or not, to create any additional Seller Plan or to modify any existing Seller Plan.

               (p) No security issued by Seller forms or has formed a material part of the assets of any Seller Plan.

               (q) Any individual who performs services for Seller or its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of Seller or a Subsidiary of Seller for federal income tax purposes by Seller is not an employee for such purposes.

               (r) Except as set forth on Section 5.11(r) of the Seller Disclosure Schedule: (i) none of the Seller Employees is represented in his or her capacity as an employee of Seller or its Subsidiaries by any labor organization; (ii) neither Seller nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any Seller Employees, nor has Seller or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Seller Employees; (iii) there is no union organization activity involving any of the Seller Employees pending or, to the knowledge of Seller, threatened, nor has there been since February 3, 1998 any union representation efforts involving any of the Seller Employees; (iv) there is no picketing pending or, to the knowledge of Seller, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Seller Employees pending or, to the knowledge of Seller, threatened; (v) there are no complaints, charges or claims against Seller or any of its Subsidiaries pending or, to the knowledge of Seller, threatened, which could be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by Seller or any of its Subsidiaries, of any individual; (vi) Seller and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for immaterial non-compliance; and (vii) there has been no "mass layoff" or "plant closing" as defined by WARN with respect to Seller or any of its Subsidiaries since February 3, 2002.

               5.12 Environmental and Health and Safety Matters. Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect: (i) each of Seller and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, which compliance includes the possession, maintenance, and compliance with all permits, licenses, authorizations or similar approvals required by Environmental Laws and (ii) there is no investigation, suit, claim, action or proceeding pending, or, to the knowledge of Seller, threatened against or affecting Seller or any of its Subsidiaries or any real property owned, operated or leased by Seller or any of its Subsidiaries relating to or arising under Environmental Laws; (iii) to the knowledge of Seller, neither Seller nor any of its Subsidiaries has received any notice of or entered into or assumed by contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; (iv) Seller is not aware of any facts, circumstances or conditions relating to the operations of Seller or any Subsidiary or any real property currently or formerly owned, operated or leased by or for Seller that could reasonably be expected to result in Seller or Subsidiaries incurring liabilities, losses or damages under Environmental Laws; (v) the transactions contemplated by this Agreement does not trigger or otherwise require compliance with the Industrial Site Recovery Act, 13 N.J. Sta. Ann. ss.13:1K-6 and (vi) Seller has made available to Purchaser copies of any environmental, health and safety assessments, audits, investigation or similar reports relating to Seller any Subsidiary or any real property owned, operated or leased by Seller or any Subsidiary.

               5.13 Properties; Real Estate; Intellectual Property.

               (a) Each of Seller and its Subsidiaries (i) has good and marketable title to all properties and other assets which are, individually or in the aggregate, material to Seller's business or financial condition on a consolidated basis, free and clear of all Liens except (x) statutory liens securing payments not yet due and (y) such other imperfections or irregularities of title or other Liens as do not, individually or in the aggregate, materially affect the value or use of the properties or assets subject thereto or otherwise materially impair business operations, and (ii) is the lessee, sublessee, sub-sublessee or sublandlord of all leasehold estates set forth on Section 5.13(a) of the Seller Disclosure Schedule (each a "Seller Real Property Lease" and collectively, the "Seller Real Property Leases", however, the leasehold estates and leasehold interests whereby Seller or its Subsidiaries is the sublandlord shall also be referred to hereinafter as the "Seller Sublease"), which schedule lists all material lease related documentation including, without limitation, all leases, amendments, assignments, letter agreements, modifications, supplements, commencement agreements, subleases and prime lease agreements, if applicable, that Seller or any of its Subsidiaries have executed, received, or of which Seller or any of its Subsidiaries otherwise have knowledge(collectively referred to hereinafter as the "Seller Real Property Lease Documentation").

               (b) (i) Section 5.13(b) of the Seller Disclosure Schedule sets forth a complete list of all material real property and interests in real property owned in fee by Seller and its Subsidiaries (individually, an "Owned Property" and collectively, the "Owned Properties"). Seller and its Subsidiaries have fee title to all Owned Property, free and clear of all Liens of any nature whatsoever except (A) Liens set forth on Section 5.13(b) of the Seller Disclosure Schedule and (B) Permitted Exceptions.

               (ii) Except for the Howell Lease, each of the Seller Real Property Leases and Seller Subleases are in full force and effect and neither Seller nor any of its Subsidiaries, nor, to Seller's knowledge, any other party to any of the Seller Real Property Leases or Seller Subleases, have exercised any termination rights with respect thereto. Neither Seller nor any of its Subsidiaries have received or given any notice of any default under the Seller Real Property Leases or Seller Subleases. Except where such defaults are immaterial, (a) no default or event that with notice or lapse of time, or both, would constitute a default by Seller or any of its Subsidiaries under any of the Seller Real Property Leases or Seller Subleases has occurred and is continuing, and (b) to Seller's Knowledge no other party to a Seller Real Property Lease or Seller Sublease is in default thereof.

               (iii) All rent and other sums and charges due and payable by Seller and its Subsidiaries as tenants, subtenant or sub-subtenants (each a "Seller Tenant" and collectively, "Seller Tenants") under the Seller Real Property Leases have been paid. Except as set forth on
          Section 5.13(a) of the Seller Disclosure Schedule, all of the personal property, fixtures and improvements included on or in all properties leased pursuant to the Seller Real Property Leases (each a "Seller Leased Real Property" and collectively, the "Seller Leased Real Properties") by Seller or its Subsidiaries are in good operating condition and repair and are in a satisfactory condition for the continued use of the Seller Leased Real Properties in the ordinary course of business consistent with past practices; reasonable wear and tear excepted.

               (iv) Section 5.13(a) of the Seller Disclosure Schedule is a true, correct and complete list of all Seller Real Property Leases and all other Seller Real Property Lease Documentation and Seller has delivered to Purchaser true, correct and complete copies of each Seller Real Property Lease and all Seller Real Property Lease Documentation (except for such prime leases, and amendments thereto, and other documents noted on Section 5.13(a) of the Seller Disclosure Schedule as missing).

               (v) Except for the Howell Lease, there are no pending or, to the knowledge of Seller, threatened, disputes or , legal, administrative, arbitral or other proceeding, claim, suit or action arising from, or relating to the Seller Real Property or the Seller Real Property Leases.

               (vi) Seller and its Subsidiaries hold all Permits with respect to the use and occupancy of the Seller Leased Real Property, except where the failure to hold the same has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. The Seller Leased Real Property and the current use and operation thereof by Seller and its Subsidiaries do not violate any Permits, except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

               (vii) There does not exist any actual or, to the knowledge of Seller, threatened or contemplated condemnation or eminent domain proceedings that affect any of its or its Subsidiaries' Seller Leased Real Properties or any part thereof, except where such condemnation or eminent domain proceeding has not had and would not reasonably be expected to have, individually or in the aggregate, an Seller Material Adverse Effect.

               (viii) Neither Seller nor any of its Subsidiaries have received any written notice from any insurance company that has issued a policy with respect to any of Seller Leased Real Property requiring performance of any material repairs or alterations to such Seller Leased Real Property.

               (ix) Other than option rights contained in the Seller Real Property Leases, neither Seller nor any or its Subsidiaries own or hold, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

               (x) Except as set forth on Section 5.13(a) of the Seller Disclosure Schedule, there are no unpaid commissions or fees due or payable and no obligation to pay or fund any construction or completion of improvements under any Seller Real Property Lease or Seller Sublease.

               (xi) Except for the premises subleased under the Seller Subleases, each of the Seller Real Property Leases covers the entire estate it purports to cover, and, upon the consummation of the transactions contemplated hereby, will entitle Purchaser to the exclusive use, occupancy and possession of the Seller Leased Real Property specified therein for the purposes such Seller Leased Real Property is now being used.

               (xii) With respect to the Seller Subleases, (a) all rent and other sums and charges payable by Seller Tenants under the Seller Subleases are current; and (b) neither rent or any other sums and charges payable by Seller Tenants under the Seller Subleases, nor any other material item payable by any Seller Tenant under any Seller Sublease has been prepaid for more than one month in advance.

               (c) As used herein, the term "Seller Intellectual Property" shall mean the Intellectual Property used in connection with the business of Seller or any of its Subsidiaries or owned or held for use by Seller or any of its Subsidiaries.

               (d) Except as set forth in Section 5.13(d) of the Seller Disclosure Schedule, Seller and/or each of its Subsidiaries owns, or is licensed or otherwise possesses sufficient rights to use and transfer such rights as it has in and to all the Seller Intellectual Property, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. The use of the Seller Intellectual Property by Seller and its Subsidiaries and the operation of Seller's or its Subsidiaries' businesses does not constitute an infringement or misappropriation of any valid third party Intellectual Property, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Except as set forth in Section 5.13(d) of the Seller Disclosure Schedule, neither Seller nor any of its Subsidiaries has received any written notice from any Person since January 1, 2000 that the use of any of the Seller Intellectual Property or the operation of Seller's or its Subsidiaries' businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual Property of any Person.

               (e) Except as set forth in Section 5.13(e) of the Seller Disclosure Schedule or as has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, there are no pending claims by Seller or any of its Subsidiaries alleging or asserting that any third party has violated, misappropriated or infringed any of the Seller Intellectual Property nor, to the knowledge of Seller, is there any basis for such a claim.

               5.14 Finders or Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Seller or any of its Subsidiaries.

               5.15 Investment. Seller is acquiring the shares of Purchaser Common Stock for its own account for investment purposes and not with a view to any resale or distribution of any interest therein. Seller recognizes that an investment in Purchaser will be illiquid and that the shares of Purchaser Common Stock will not be listed on any securities exchange.

               5.16 Purchased Assets. The Purchased Assets are sufficient to operate the Business in a manner substantially consistent with the current operations of the Business.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

               Purchaser hereby represents and warrants to Seller that:

               6.1 Organization.

               (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. For purposes of this agreement, a "Purchaser Material Adverse Effect" shall mean (i) a state of facts, effect, event, change or occurrence which has or would reasonably be expected to have a material adverse effect on the business, operations, financial condition, assets or liabilities of Purchaser and its subsidiaries taken as a whole, it being understood that such events may include the commencement of any action, proceeding or litigation that would or that is reasonably likely to result in (A) liability to Purchaser that would have a material adverse effect on its business, operations or financial condition or (B) the imposition of material limitations on the ability of Purchaser effectively to exercise full rights of ownership or operation of all or any material portion of the businesses and assets of Purchaser and its subsidiaries taken as a whole; provided, however, that a "Purchaser Material Adverse Effect" shall not include any change, effect, event or occurrence (i) relating to the economy or capital or securities markets of the United States or any other region in general, including changes in the general retail environment, (ii) resulting from entering into this Agreement or the consummation of the transactions contemplated hereby or the announcement thereof or (iii) relating to geopolitical events (including war or acts of terrorism, other than such acts that actually damage or destroy property of or premises leased by Purchaser).

               (b) Set forth in Section 6.1(b) of the disclosure schedule of Purchaser delivered to Seller concurrently herewith (the "Purchaser Disclosure Schedule") is a list of all subsidiaries of Purchaser together with the jurisdiction of organization of each such subsidiary. Except for the subsidiaries of Purchaser, Purchaser does not own any capital stock or ownership interests, directly or indirectly, in any other entities. Each of Purchaser's subsidiaries is a corporation or entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Purchaser's subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

               (c) Purchaser has heretofore made available to Seller a complete and correct copy of its articles of incorporation and code of regulations as amended to date (the "Purchaser Charter Documents") and complete and correct copies of the certificates of incorporation and by-laws (or equivalent organizational documents) of each of its subsidiaries as amended to date (the "Subsidiary Documents"). All such Purchaser Charter Documents and Subsidiary Documents are in full force and effect and neither Purchaser nor any of its subsidiaries is in violation of any of the provisions of the Purchaser Charter Documents or the Subsidiary Documents.

               6.2 Capitalization.

               (a) The authorized capital stock of Purchaser consists of 14,000,000 shares of common stock, without par value, of Purchaser (the "Purchaser Common Stock") and 2,000,000 shares of preferred stock, without par value, of Purchaser (the "Purchaser Preferred Stock"). At the close of business on October 21, 2003, there were 9,060,695 shares issued and outstanding and no shares of Purchaser Preferred Stock issued and outstanding. All shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Since March 31, 2003, Purchaser has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests. As of the date of this Agreement there are not, any shares of capital stock, voting securities or equity interests of Purchaser issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of Purchaser, including any representing the right to purchase or otherwise receive any Purchaser Common Stock.

               (b) (i) Except as set forth in Section 6.2(b) of the Purchaser Disclosure Schedule, Purchaser owns, directly or indirectly, all of the issued and outstanding shares of capital stock, voting securities and equity interests of each of its subsidiaries, free and clear of any Liens, and all of such shares, securities and interests are duly authorized and validly issued and are fully paid and nonassessable, and (ii) none of Purchaser or any of its subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any subsidiary of Purchaser.

               (c) Except as set forth in Section 6.2(c) of the Purchaser Disclosure Schedule, there are no outstanding obligations of Purchaser or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of Purchaser or any of its subsidiaries.

               6.3 Authority.

               (a) Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by a Special Committee comprised of two "Independent Directors" as such term is defined in Section 1.7 of the Tender Agreement between Purchaser and Seller, dated June 3, 2003, and its Board of Directors and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery hereof by Seller, constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Bankruptcy and Equity Exception.

               (b) The Special Committee of the Purchaser's Board of Directors, at a meeting duly called and held, has duly adopted resolutions approving this Agreement and the transactions contemplated hereby. Purchaser's Board of Directors, at a meeting duly called and held, has duly ratified such actions. Purchaser has taken all actions such that no restrictive provision of Chapter 1704 of the Ohio Revised Code is applicable to this Agreement and the transactions contemplated hereby.

               6.4 Consents and Approvals; No Violations.

               (a) No consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Purchaser of this Agreement and the transactions contemplated hereby other than consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

               (b) Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby, nor compliance by Purchaser with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Purchaser Charter Documents or any of the Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 6.4(a) are obtained and the filings referred to in Section 6.4(a) are made, (x) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to Purchaser or any of its subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Purchaser or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, Permit, lease, agreement or other instrument or obligation to which Purchaser or any of its subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (ii), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

               6.5 SEC Documents; Undisclosed Liabilities.

               (a) Purchaser has filed all required reports, schedules, forms and registration, proxy and other statements with the SEC since January 1, 2000 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). None of Purchaser's subsidiaries are required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the Securities Act) and as of their respective SEC filing dates (in the case of all other SEC Documents), the SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Purchaser included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments none of which has been or will be, individually or in the aggregate, material).

               (b) Purchaser is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.

               (c) Except as set forth in the SEC Documents filed prior to the date hereof or in Section 6.5(c) of the Purchaser Disclosure Schedule, or for events (or series of related matters) as to which the amounts involved do not exceed $60,000, since the filing of Purchaser's proxy statement dated July 22, 2002, to Purchaser's Knowledge, no event has occurred that would be required to be reported as a "Certain Relationship or Related Transaction" pursuant to Item 404 of Regulation S-K promulgated by the SEC. Neither Purchaser nor any of its subsidiaries nor, to Purchaser's knowledge, any director, officer, agent, employee or other Person acting on behalf of Purchaser or any of its subsidiaries, has, in any material respect, (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

               (d) Neither Purchaser nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of Purchaser prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent set forth on the unaudited balance sheet of Purchaser and its subsidiaries as of June 30, 2003 (the "Balance Sheet Date") (including the notes thereto) included in Purchaser's Report on Form 10-Q for the period then ended, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, as have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, (iii) incurred after the Balance Sheet Date in connection with negotiating this Agreement and a reasonable estimate of which is set forth in Section 6.5(d) of the Purchaser Disclosure Schedule, and (iv) incurred after the Balance Sheet Date not in the ordinary course that are in the aggregate, immaterial in amount.

               6.6 Absence of Certain Changes or Events. Except (i) as disclosed in the SEC Documents filed and publicly available not later than two days prior to the date hereof (the "Filed SEC Documents"), or (ii) as set forth in Section
6.6 of the Purchaser Disclosure Schedule, since the Balance Sheet Date, Purchaser and its subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice, and there has not occurred any: (a) event or change that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, (b) sale or other disposition of or pledge or other encumbrance upon a material amount of property or other assets or any Real Property Lease as defined in Section 6.13 herein of Purchaser or any of its subsidiaries, except sales of inventory in the ordinary course of business consistent with past practice, (c) declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any class of capital stock of Purchaser or any of its subsidiaries (other than dividends by a direct or indirect wholly owned subsidiary of Purchaser to its parent), or any repurchase, redemption or other acquisition by Purchaser or any of its subsidiaries of any capital stock of Purchaser, (d) split, combination or reclassification of any capital stock of Purchaser, (e) change in financial or Tax accounting methods, principles or practices by Purchaser or its subsidiaries, except insofar as may have been required by a change in GAAP or applicable Law, (f) material Tax election inconsistent with past practices or the settlement or compromise of any material Tax liability, (g) damage, destruction or loss of any material asset of Purchaser or any of its subsidiaries which materially affects the use or value thereof or a material part of any improvement Leased by Purchaser or any of its subsidiaries pursuant to the Real Property Lease and which damage, destruction or loss is not covered by insurance, subject to reasonable deductible limits (it being agreed that the existence, level and coverage of insurance, if any, shall be taken into account but shall not be determinative for purposes of determining whether any damage, destruction or loss is material or would result in a Purchaser Material Adverse Effect), (h) grant by Purchaser or any of its subsidiaries to any officer of any increase in compensation, except as was required under any employment agreements set forth on Section 6.6(h) of the Purchaser Disclosure Schedule, copies of which have been made available to Seller, or any granting by Purchaser or any of its subsidiaries to any employee of any increase in compensation, except for normal increases in the ordinary course of business consistent with past practice, (i) grant by Purchaser or any of its subsidiaries to any officer of any increase in (or acceleration of vesting or payment of) severance or termination pay, except as was required under any employment, severance or termination agreements set forth on Section 6.6(i) of the Purchaser Disclosure Schedule, copies of which have been made available to Seller, or any grant by Purchaser or any of its subsidiaries to any employee other than an officer of any increase in (or acceleration of vesting or payment of) severance or termination pay, except in the ordinary course of business consistent with past practice, (j) entry by Purchaser or any of its subsidiaries into any (or amendment of any existing) employment, severance or termination agreement with any officer, (k) establishment, adoption, amendment or modification of, or increase of benefits under, any plan that would constitute a Purchaser Plan (as hereinafter defined) or (l) acceleration of vesting of any option, except acceleration previously provided for in the Stock Plan.

               6.7 Legal Proceedings. Except as set forth on Section 6.7 of the Purchaser Disclosure Schedule, there is no pending or, to the knowledge of Purchaser, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, Purchaser or any of its subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the knowledge of Purchaser, threatened to be imposed) upon Purchaser, any of its subsidiaries or the assets of Purchaser or any of its subsidiaries by any Governmental Entity, that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

               6.8 Compliance With Applicable Law; Permits. Purchaser and its subsidiaries are (and since January 1, 2003 have been) in compliance with all laws, statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Entities (collectively, "Laws") applicable to Purchaser or any of its subsidiaries, any of their properties or other assets or any of their businesses or operations, except for such non-compliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser and each of its subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, "Permits"), except where the failure to hold the same has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser and its subsidiaries are (and since January 1, 2003 have been) in compliance with the terms of all Permits, except for such non-compliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

               6.9 Contracts.

               (a) Set forth in Section 6.9(a) of the Purchaser Disclosure
Schedule is a list of each (i) contract or agreement that would be required to be filed as an exhibit to any Securities Act registration statement or Exchange Act report if such registration statement or report was filed by Purchaser with the SEC on the date hereof, (ii) contract or agreement that purports to limit, curtail or restrict the ability of Purchaser or any of its affiliates to compete in any geographic area or line of business, (iii) partnership or joint venture agreement, (iv) contract or agreement for the acquisition, sale or lease of material properties or assets other than inventory (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2002, (v) agreement with any Governmental Entity, (vi) loan or credit agreement, mortgage, indenture, note or other agreement or instrument evidencing indebtedness for borrowed money by Purchaser or any of its subsidiaries or any agreement or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by Purchaser or any of its subsidiaries, (vii) voting agreement or registration rights agreement, (viii) executory supply contract or other executory agreement of Purchaser or any subsidiary of Purchaser (including for the purchase of inventory) that involves consideration in excess of $100,000 and which contract or agreement is not terminable by Purchaser without a penalty,
(ix) other executory contract or agreement involving consideration in excess of $100,000 not terminable by Purchaser without a penalty, (x) collective bargaining agreement, (xi) "standstill" or similar agreement, (xii) to the extent material to the business or financial condition of Purchaser and its subsidiaries, taken as a whole, (A) product design or development agreement, (B) consulting agreement, (C) indemnification contract, (D) license or royalty agreement, (E) merchandising, sales representative or distribution agreement or
(F) contract granting a right of first refusal or first negotiation, and (xiii) commitment or agreement to enter into any of the foregoing (the contracts, agreements and other documents required to be listed on Section 6.9(a) of the Purchaser Disclosure Schedule, each a "Material Contract"). Purchaser has heretofore made available to Seller true and complete copies of each Material Contract in existence as of the date hereof, together with any and all amendments and supplements thereto and material "side letters" and similar documentation relating thereto.

               (b) Each of the Material Contracts is enforceable in accordance with its terms by Purchaser and its subsidiaries party thereto, except that such enforceability is subject to the Bankruptcy and Equity Exception. Neither Purchaser nor any of its subsidiaries is in default under any Material Contract, nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by Purchaser and its subsidiaries party thereto, except for such defaults as have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. To the knowledge of Purchaser, no other party to any Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Except as separately identified in Section 6.9(b) of the Purchaser Disclosure Schedule, no approval or consent of any Person is needed in order that any Material Contract continue in full force and effect following the consummation of this Agreement.

               6.10 Tax Matters.

               (a) Each of Purchaser and its subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Returns are correct and complete in all material respects. All material Taxes shown to be due on such Tax Returns, or otherwise required to be paid by Purchaser or a subsidiary of Purchaser, have been timely paid.

               (b) The most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all Taxes payable by Purchaser and its subsidiaries for all taxable periods and portion thereof through the date of such financial statements. No deficiency with respect to Taxes has been proposed, asserted or assessed against Purchaser or any of its subsidiaries.

               (c) The Federal income Tax Returns of Purchaser and each of its subsidiaries have been examined by and settled with the IRS (or the applicable statute of limitations has expired) for all years through 1995. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

               (d) Neither Purchaser nor any of its subsidiaries has any obligation to make any payment under any agreement (either with any Person or any taxing authority) with respect to Taxes.

               (e) Neither Purchaser nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the effective date of Section 355(e) of the Code.

               (f) Except as set forth on Schedule 6.10(f) of the Purchaser Disclosure Schedule, no audit or other administrative or court proceedings are pending with any Governmental Entity with respect to Taxes of Purchaser or any of its subsidiaries and no written notice thereof has been received. No issue has been raised by any taxing authority in any presently pending Tax audit that could be material and adverse to Purchaser or any of its subsidiaries for any period after the Closing Date. Neither Purchaser nor any of its subsidiaries has any outstanding agreements, waivers, or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of Taxes.

               (g) No claim has been made by a taxing authority in a jurisdiction where Purchaser or a subsidiary of Purchaser does not file a Tax Return that Purchaser or a subsidiary of Purchaser is or may be subject to taxation in that jurisdiction.

               (h) Neither Purchaser nor any of its subsidiaries is a party to any contract, agreement or other arrangement which provides for the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code.

               (i) Purchaser has made available to Seller true and complete copies of (i) all income and franchise Tax Returns of Purchaser and its subsidiaries for the preceding three taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income and franchise Taxes of Purchaser or any subsidiary of Purchaser.

               (j) No Liens for Taxes exist with respect to any assets or properties of Purchaser or any of its subsidiaries except for Liens for Taxes not yet due and payable or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings provided an appropriate reserve is established therefor.

               (k) All material Taxes required to be withheld by Purchaser or any of its subsidiaries have been withheld and duly and timely paid to the proper taxing authority.

               (l) For purposes of this Agreement: (1) "Taxes" shall mean taxes of any kind (including but not limited to those measured by or referred to as income, franchise, gross receipts, sales, use, ad valorem, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property, windfall profits, customs, duties or similar fees, assessments or charges of any kind whatsoever) together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority, domestic or foreign and shall include any transferee or successor liability in respect of Taxes (whether by contract or otherwise) and any several liability in respect of any Tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group; and (2) "Tax Returns" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               6.11 Employee Benefits and Labor Matters.

               (a) Section 3.11(a) of the Purchaser Disclosure Schedule sets forth a true and complete list of: all "employee benefit plans", as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including bonus plans, employment, consulting or other compensation agreements, collective bargaining agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained by Purchaser or any of its subsidiaries or to which Purchaser or any of its subsidiaries contributed or is obligated to contribute thereunder for current or former employees of Purchaser or any of its subsidiaries (the "Employees") (the "Purchaser Plans"). Neither Purchaser nor any of its affiliates and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or
(o) of the Code ("ERISA Affiliate") or to which Purchaser or any ERISA Affiliate contributed or has ever been obligated to contribute thereunder within the last six years maintains, sponsors, contributes or is or has been obligated to contribute to any "employee pension plans", as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code (the "Title IV Plans") or to any multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), or is or has been subject to Sections 4063 or 4064 of ERISA ("Multiple Employer Plans").

               (b) True, current and complete copies of the following documents, with respect to each of the Purchaser Plans, have been made available or delivered to Seller by Purchaser, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, insurance contracts or other funding arrangements, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; (v) written communications to employees relating to the Purchaser Plans; and (vi) written descriptions of all non-written agreements relating to the Purchaser Plans.

               (c) Except as set forth on Section 6.11(c) of the Purchaser Disclosure Schedule, the Purchaser Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither Purchaser nor any "party in interest" or "disqualified person" with respect to the Purchaser Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Purchaser Plan.

               (d) The Purchaser Plans intended to qualify under Section 401 of the Code are so qualified and any trusts intended to be exempt from federal income taxation under Section 501 of the Code are so exempt, and nothing has occurred with respect to the operation of the Purchaser Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

               (e) Each Purchaser Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements.

               (f) Section 6.11(f) of the Purchaser Disclosure Schedule sets forth, on a plan by plan basis, the present value of benefits payable presently or in the future to present or former employees of Purchaser or any subsidiary of Purchaser under each unfunded Purchaser Plan, which is a "pension plan" (within the meaning of Section 3(2) of ERISA).

               (g) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Purchaser Plans (including workers compensation) or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or sufficient accruals for such contributions and other payments, to the extent required by GAAP have been duly and fully provided for on the most recent consolidated balance sheet of Purchaser included in the filed SEC Documents. No accumulated funding deficiencies exist in any of the Purchaser Plans subject to
Section 412 of the Code.

               (h) No liability under any Purchaser Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company that is not rated AA by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

               (i) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Purchaser Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Purchaser Plans with respect to the operation of such plans (other than routine benefit claims), nor, to the knowledge of Purchaser, are there facts which could form the basis for any such claim or lawsuit.

               (j) There is no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Purchaser Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Purchaser Plans.

               (k) All amendments and actions required to bring the Purchaser Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the date hereof.

               (l) Any bonding required with respect to the Purchaser Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

               (m) None of the Purchaser Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the participant or the participant's beneficiary. Each of Purchaser and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

               (n) Except as set forth on Section 6.11(n) of the Purchaser Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of Purchaser or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Purchaser Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

               (o) Purchaser has no contract, plan or commitment, whether legally binding or not, to create any additional Purchaser Plan or to modify any existing Purchaser Plan.

               (p) No stock or other security issued by Purchaser forms or has formed a material part of the assets of any Purchaser Plan.

               (q) Any individual who performs services for Purchaser or its subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of Purchaser or a subsidiary of Purchaser for federal income tax purposes by Purchaser is not an employee for such purposes.

               (r) Except as set forth on Section 6.11(r) of the Purchaser Disclosure Schedule: (i) none of the Employees is represented in his or her capacity as an employee of Purchaser or its subsidiaries by any labor organization; (ii) neither Purchaser nor any of its subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any Employees, nor has Purchaser or any of its subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees;
(iii) there is no union organization activity involving any of the Employees pending or, to the knowledge of Purchaser, threatened, nor has there been since February 3, 1998 any union representation efforts involving any of the Employees; (iv) there is no picketing pending or, to the knowledge of Purchaser, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Employees pending or, to the knowledge of Purchaser, threatened; (v) there are no complaints, charges or claims against Purchaser or any of its subsidiaries pending or, to the knowledge of Purchaser, threatened, which could be brought or filed with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by Purchaser or any of its subsidiaries, of any individual; (vi) Purchaser and its subsidiaries are in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for immaterial non-compliance; and (vii) there has been no "mass layoff" or "plant closing" as defined by WARN with respect to Purchaser or any of its subsidiaries since February 3, 2002.

               6.12 Environmental and Health and Safety Matters. Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect: (i) each of Purchaser and its subsidiaries is, and has been, in compliance with all applicable Environmental Laws (as hereinafter defined), which compliance includes the possession, maintenance, and compliance with all permits, licenses, authorizations or similar approvals required by Environmental Laws and (ii) there is no investigation, suit, claim, action or proceeding pending, or, to the knowledge of Purchaser, threatened against or affecting Purchaser or any of its subsidiaries or any real property owned, operated or leased by Purchaser or any of its subsidiaries relating to or arising under Environmental Laws; (iii) to the knowledge of Purchaser, neither Purchaser nor any of its subsidiaries has received any notice of or entered into or assumed by contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; (iv) Purchaser is not aware of any facts, circumstances or conditions relating to the operations of Purchaser or any subsidiary or any real property currently or formerly owned, operated or leased by or for Purchaser that could reasonably be expected to result in Purchaser or subsidiaries incurring liabilities, losses or damages under Environmental Laws; (v) the transactions contemplated by this Agreement do not trigger or otherwise require compliance with the Industrial Site Recovery Act, 13 N.J. Sta. Ann.ss.13:1K-6 and (vi) Purchaser has made available to Seller copies of any environmental, health and safety assessments, audits, investigation or similar reports relating to Purchaser, any subsidiary or any real property owned, operated or leased by Purchaser or any subsidiary. For purposes of this Agreement: "Environmental Laws" means all applicable Laws pertaining to the environment, preservation or reclamation of natural resources, or to human health and safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (42 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.), as each has been amended and the regulations promulgated pursuant thereto, and any analogous state or local laws.

               6.13 Properties; Real Estate; Intellectual Property.

               (a) Each of Purchaser and its subsidiaries (i) has good and marketable title to all properties and other assets which are reflected on the most recent consolidated balance sheet of Purchaser included in the Filed SEC Documents as being owned by Purchaser or one of its subsidiaries (or acquired after the date thereof) and which are, individually or in the aggregate, material to Purchaser's business or financial condition on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens except (x) statutory liens securing payments not yet due, (y) security interests, mortgages and pledges that are reflected in the Filed SEC Documents that secure indebtedness that is reflected in the most recent consolidated financial statements of Purchaser included in the Filed SEC Documents and (z) such other imperfections or irregularities of title or other Liens as do not, individually or in the aggregate, materially affect the value or use of the properties or assets subject thereto or otherwise materially impair business operations, and (ii) is the lessee, sublessee, sub-sublessee or sublandlord of all leasehold estates and leasehold interests reflected in the Filed SEC Documents (or acquired after the date thereof) as more particularly set forth on Section 6.13(a) of the Purchaser Disclosure Schedule (each a "Real Property Lease" and collectively, the "Real Property Leases", however, the leasehold estates and leasehold interests whereby Purchaser or its subsidiaries is the sublandlord shall also be referred to hereinafter as the "Sublease"), which schedule shall list all material lease related documentation including, without limitation, all leases, amendments, assignments, letter agreements, modifications, supplements, commencement agreements, subleases and prime lease agreements, if applicable, that Purchaser or any of its subsidiaries have executed, received, or of which Purchaser or any of its subsidiaries otherwise have knowledge(collectively referred to hereinafter as the "Real Property Lease Documentation").

               (b) (i) There is no real property owned in fee by Purchaser or its subsidiaries.

               (ii) Each of the Real Property Leases and Subleases are in full force and effect and neither Purchaser nor any of its subsidiaries, nor, to Purchaser's knowledge, any other party to any of the Real Property Leases or Subleases, have exercised any termination rights with respect thereto. Except where such defaults are immaterial, (a) neither Purchaser nor any of its subsidiaries have received or given any notice of any default under the Real Property Leases or Subleases,
          (b) no default or event that with notice or lapse of time, or both, would constitute a default by Purchaser or any of its subsidiaries under any of the Real Property Leases or Subleases has occurred and is continuing, and (c) to Purchaser's knowledge no other party to a Real Property Lease or Sublease is in default thereof.

               (iii) All rent and other sums and charges due and payable by Purchaser and its subsidiaries as tenants, subtenant or sub-subtenants (each a "Tenant" and collectively, "Tenants") under the Real Property Leases have been paid. Except as set forth on Section 6.13(a) of the Purchaser Disclosure Schedule, all of the personal property, fixtures and improvements included on or in all properties leased pursuant to the Real Property Leases (each a "Leased Real Property and collectively, the "Leased Real Properties") by Purchaser or its subsidiaries are in good operating condition and repair and are in a satisfactory condition for the continued use of the Leased Real Properties in the ordinary course of business consistent with past practices; reasonable wear and tear excepted.

               (iv) Section 6.13(a) of the Purchaser Disclosure Schedule is a true, correct and complete list of all Real Property Leases and all other Real Property Lease Documentation and Purchaser has delivered to Seller true, correct and complete copies of each Real Property Lease and all Real Property Lease Documentation (except for such prime leases, and amendments thereto, and other documents noted on Section 6.13(a) of the Purchaser Disclosure Schedule as missing).

               (v) Except for the dispute and litigation at the East Hanover, NJ store which is described in more detail on Section 6.13(a) of the Purchaser Disclosure Schedule, there are no pending or, to the knowledge of Purchaser, threatened, disputes or legal, administrative, arbitral or other proceeding, claim, suit or action arising from, or relating to the Real Property or the Real Property Leases.

               (vi) Purchaser and its subsidiaries hold all material Permits with respect to the use and occupancy of the Leased Real Property, except where the failure to hold the same has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. The Leased Real Property and the current use and operation thereof by Purchaser and its subsidiaries do not violate any Permits, except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

               (vii) There does not exist any actual or, to the knowledge of Purchaser, threatened or contemplated condemnation or eminent domain proceedings that affect any of its or its subsidiaries' Leased Real Properties or any part thereof, except where such condemnation or eminent domain proceeding has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

               (viii) Neither Purchaser nor any of its subsidiaries have received any written notice from any insurance company that has issued a policy with respect to any of Leased Real Property requiring performance of any material repairs or alterations to such Leased Real Property.

               (ix) Other than option rights contained in the Real Property Leases, neither Purchaser nor any or its subsidiaries own or hold, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.


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
               (x) Except as set forth on Section 6.13(a) of the Purchaser Disclosure Schedule, there are no unpaid commissions or fees due or payable and no obligation to pay or fund any construction or completion of improvements under any Real Property Lease or Sublease.

               (xi) Except for the premises subleased under the Subleases, each of the Real Property Leases covers the entire estate it purports to cover, and, upon the consummation of the transactions contemplated hereby, will entitle Purchaser to the exclusive use, occupancy and possession of the Leased Real Property specified therein for the purposes such Leased Real Property is now being used.

               (xii) Except as set forth on Section 6.13(a) of the Purchaser Disclosure Schedule, each Real Property Lease subject to a superior lease or an underlying mortgage, deed of trust or other security interest affecting the landlord's, sublandlord's or fee owner's interest in the Real Property Lease is subject to a non-disturbance agreement, a copy of which has been provided to Seller or, as noted on
          Section 6.13(a) of the Purchaser Disclosure Schedule as missing, fully executed copies of which have been requested by Purchaser from the landlords thereunder.

               (xiii) With respect to the Subleases, (a) all rent and other sums and charges payable by Tenants under the Subleases are current; and
          (b) neither rent or any other sums and charges payable by Tenants under the Subleases, nor any other material item payable by any Tenant under any Sublease has been prepaid for more than one month in advance.

               (c) As used herein, the term (i) "Intellectual Property" shall mean all patents, patent applications, provisional patent applications, reissues, statutory invention registrations, inventions and other industrial property rights; trademarks, service marks, trade names, trade dress, logos, and other source identifiers, including registrations and applications for the registration thereof; copyrights (including without limitation, copyrights in computer software programs); Internet domain name registrations; Internet web sites, web content, and registrations and applications for registrations thereof; confidential and proprietary information, including know-how and trade secret rights, technologies, techniques and processes; computer software, programs and databases in any form, all versions, updates, corrections, enhancements, replacements, and modifications thereof, and all documentation related thereto; and rights of privacy, publicity and endorsement, in each case under the Laws of any jurisdiction in the world, and including rights under and with respect to all applications, registrations, continuations, divisions, renewals, extensions and reissues of the foregoing; and (ii) "Purchaser Intellectual Property" shall mean the Intellectual Property used in connection with the business of Purchaser or any of its subsidiaries or owned or held for use by Purchaser or any of its subsidiaries.

               (d) Except as set forth in Section 6.13(d) of the Purchaser Disclosure Schedule, Purchaser and/or each of its subsidiaries owns, or is licensed or otherwise possesses sufficient rights to use and transfer such rights as it has in and to all the Purchaser Intellectual Property, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. The use of the Purchaser Intellectual Property by Purchaser and its subsidiaries and the operation of


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
Purchaser's or its subsidiaries' businesses does not constitute an infringement or misappropriation of any valid third party Intellectual Property, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Except as set forth in Section 6.13(d) of the Purchaser Disclosure Schedule, neither Purchaser nor any of its subsidiaries has received any written notice from any Person since January 1, 2000 that the use of any of the Purchaser Intellectual Property or the operation of Purchaser's or its subsidiaries' businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual Property of any Person.

               (e) Except as set forth in Section 6.13(e) of the Purchaser Disclosure Schedule or as has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect, there are no pending claims by Purchaser or any of its subsidiaries alleging or asserting that any third party has violated, misappropriated or infringed any of the Purchaser Intellectual Property nor, to the knowledge of Purchaser, is there any basis for such a claim.

               6.14 Opinion of Financial Advisor. The Special Committee and the Board of Directors of Purchaser has received the opinion of Ryan Beck & Co. Inc. ("Ryan Beck"), dated November 5, 2003, that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be offered by Purchaser in connection with the transactions contemplated by the OJSAC Merger and this Agreement, taken together, is fair, from a financial point of view, to the holders of the Purchaser Common Stock, other than holders that are Affiliates of Seller (the "Fairness Opinion") and Purchaser has delivered to Seller a true and complete copy of the Fairness Opinion.

               6.15 Finders or Brokers. Other than Ryan Beck and Peter J. Solomon Company, L.P., no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of Purchaser or any of its subsidiaries.

                                  ARTICLE VII

                                  MISCELLANEOUS

               7.1 Payment of Sales, Use or Similar Taxes.

               (a) Purchaser shall be responsible for (and shall indemnify and hold harmless Seller against) any sales taxes applicable to the Purchased Assets and for all other applicable sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including real property transfer gains taxes, UCC-3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Seller or its Affiliates). Seller shall file all necessary documents (including all Tax Returns) with respect to all such amounts in a timely manner.


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
               (b) For purposes of clause (a) of the definition of Excluded Liabilities, in the case of a taxable period that includes the Closing Date, Taxes relating to the Purchased Assets shall be allocated to the periods before and after the Closing Date as follows: (i) in the case of Taxes such as property taxes, such Taxes shall be allocated to periods before, on and after the Closing Date on a per diem basis and (ii) in the case of Taxes based on net or gross income, or transactional taxes such as sales taxes, the portion of such Taxes allocable to the period before and including the Closing Date shall be computed on the assumption that the taxable period ended on the Closing Date. With respect to Taxes described in this Section 7.1(b), the Seller shall prepare and timely file all Tax Returns required to be filed by it on or prior to the Closing Date with respect to such Taxes and Purchaser shall prepare and timely file all Tax Returns required to be filed by it after the Closing Date with respect to such Taxes. If one party remits to the appropriate taxing authority payment for Taxes which are subject to allocation under this Section 7.1(b) or are Excluded Liabilities under Section 2.4(a) and such payment includes the other party's share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.

               7.2 Expenses. Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

               7.3 Submission to Jurisdiction; Consent to Service of Process; Arbitration.

               (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Any controversy, dispute or claim arising under or in connection with this Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort of statute) shall be resolved by a binding arbitration, to be held in New York, New York pursuant to the Federal Arbitration Act and in accordance with the then-prevailing International Arbitration Rules of the American Arbitration Association (the "AAA"). The AAA shall select three arbitrators. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that the tribunal of three arbitrators be constituted as expeditiously as possible following the submission of the dispute to arbitration. Once such tribunal is constituted and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days of submission of the dispute to arbitration. The arbitrators shall render their final award within sixty (60) days, subject to extension by the arbitrators upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrators will state the factual and legal basis for the award. The decision of the arbitrators in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto ancillary to arbitration pursuant to Section 8.3(a) (as determined by the arbitrators), including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect of any thereof may be brought in any federal or state court of competent jurisdiction located within the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 7.6.

               7.4 Entire Agreement; Amendments and Waivers. This Agreement together with the Merger Agreement, the Indemnification Agreement and the Registration Rights Agreement, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

               7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

               7.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered


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
personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

           If to any Seller, to:

                               Amazing Savings Holding LLC
                               20 Industry Dr.
                               P.O. Box 25
                               Mountainville, NY 10953
                               Attention:  Sam Friedland
                               Facsimile:  (845) 534-4264

                     with a copy (which shall not constitute notice) to:

                               Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                               New York, NY 10153
                               Attention:  David E. Zeltner
                               Facsimile:  (212) 310-8007


           If to Purchaser, to:

                               Odd Job Stores, Inc.
                               200 Helen Street
                               Facsimile No.:  908-222-9783
                               Attention: Keith Favreau


                     with a copy (which shall not constitute notice) to:

                               Morrison Cohen Singer & Weinstein, LLP
                               750 Lexington Avenue
                               New York, NY 10022
                               Attention:  Salomon R. Sassoon
                               Facsimile:  (212) 735-8708



7.7 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.


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
7.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.




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
           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                 AMAZING SAVINGS HOLDING LLC

                                 By: Ascend Retail Investment LLC, Managing
                                     Member of Amazing Savings Holding LLC

                                           By: /s/ Moshael Straus
                                              ----------------------------------
                                               Name:  Moshael Straus
                                               Title: Managing Member



                                 ODD JOB STORES, INC.


                                 By:  /s/ Keith Favreau
                                     -------------------------------------------
                                     Name:  Keith Favreau
                                     Title  Chief Financial Officer





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